UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 7, 2008

Federal Home Loan Bank of Pittsburgh
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51395	25-6001324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Grant Street, Pittsburgh, Pennsylvania		15219
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	412-288-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 7.01 Regulation FD Disclosure.

Lehman Brothers Special Financing, Inc. ("LBSF") was a counterparty to the Federal Home Loan Bank of Pittsburgh (the "Bank") on multiple interest rate swap transactions documented under an International Swap Dealers Association, Inc. master agreement (the "Master Agreement). Lehman Brothers Holdings Inc. ("Lehman"), the parent company of LBSF, is a credit support provider for these obligations of LBSF under such transactions. On September 15, 2008, Lehman filed for protection under Chapter 11 of the federal Bankruptcy Code in the United States Bankruptcy Court in the Southern District of New York ("Bankruptcy Court"), which is an event of default under the Master Agreement. On September 19, 2008, the Bank sent LBSF a notice identifying the occurrence of an event of default and designating September 19, 2008 as the early termination date in respect of all outstanding swap transactions. On October 2, 2008, the Bank sent a final settlement notice to LBSF pursuant to the Master Agreement netting the Bank’s obligations under the Master Agreement against the Bank collateral posted by the Bank. In the final settlement the Bank also demanded the return of the balance of posted Bank collateral in the amount of approximately $41 million. LBSF filed for bankruptcy on October 3, 2008.

On October 7, 2008, the Bank filed suit against J.P. Morgan Chase Bank, N.A. ("JP Morgan") and LBSF in the Bankruptcy Court alleging constructive trust, conversion, breach of contract, unjust enrichment and injunction claims ("Complaint") relating to the right of the Bank to the return of the $41 million in Bank posted cash collateral held by JP Morgan in a custodial account established by Lehman as a fiduciary for the benefit of the Bank. As set forth in its Complaint, the Bank asserts that these funds are the property of the Bank required to be returned to the Bank following its designation of an early termination date and settlement under the terms of the Master Agreement as described above. Other motions and filings related to the Complaint have been made by the Bank with the Bankruptcy Court as well.

The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Pittsburgh

October 9, 2008	By:	Dana A. Yealy

Name: Dana A. Yealy
Title: Managing Director, General Counsel and Corporate Secretary